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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            ________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 October 5, 2005

                            ________________________


                            DOLBY LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                001-32431               90-0199783
           --------                ---------               ----------
 (State or other jurisdiction     (Commission            (IRS Employer
       of incorporation)          File Number)          Identification No.)


                               100 Potrero Avenue
                          San Francisco, CA 94103-4813
          (Address of principal executive offices, including zip code)

                                 (415) 558-0200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02(c) of this current report on Form 8-K is hereby incorporated by reference into Item 1.01.


ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officer

On October 5, 2005, Janet Daly notified the Company that she is resigning as Chief Financial Officer of the Company effective October 24, 2005. In January of 2005, Ms. Daly announced her intentions to step down as the Company's Chief Financial Officer prior to the end of calendar 2005. Ms. Daly will continue with Dolby to help in transition matters and financial projects.

(c) Appointment of Principal Officer

On October 5, 2005, the Board of Directors of the Company appointed Kevin Yeaman as Vice President and Chief Financial Officer of the Company effective October 24, 2005.

Mr. Yeaman, 39, brings more than 15 years of financial and strategic business management experience to the organization, including over 8 years in senior finance positions at publicly traded companies, most recently as Chief Financial Officer of E.piphany, Inc.

While at E.piphany, a publicly traded enterprise software company, Mr. Yeaman took the company through its early stages as a technology startup and ran its financial operations. During this time, E.piphany raised more than $400 million from public stock offerings and completed a number of acquisitions. Mr. Yeaman was most recently responsible for strategic planning, investor relations, corporate governance, and all administrative functions, including human resources, legal, facilities, and IT.

Prior to E.piphany, Mr. Yeaman was with Informix Software, Inc. (now part of
IBM), as Vice President of Worldwide Field Operations Controller, where he managed a team responsible for budgeting, forecasting, compensation, and financial analysis in support of the company's sales organization. In addition to his experience at Informix, Mr. Yeaman was with KPMG Peat Marwick LLP, where he managed audit services, mergers and acquisitions, and IPOs for both high-tech startups and multibillion dollar companies in California's Silicon Valley and in London, England. Mr. Yeaman holds a BS degree in commerce from Santa Clara University.

Under the terms of Mr. Yeaman's employment arrangement, Mr. Yeaman will be an at-will employee of the Company and will receive an annualized starting base salary of $335,000. Mr. Yeaman will be eligible for annual bonus compensation of up to 55% of his base salary under the Company's annual incentive plan and he also will receive a one-time payment of $50,000 as a signing bonus. The signing bonus is subject to repayment should Mr. Yeaman voluntarily terminate his employment with the Company within twelve months of his hire date. In addition, Mr. Yeaman will be entitled to receive options to purchase 150,000 shares of the Company's Class A Common Stock, such options to vest over a four-year period. Under the terms of the Company's 2005 Stock Option Plan, these options will become fully vested and exercisable under certain conditions in the event of a change in control of the Company. Mr. Yeaman will be eligible to participate in other current and future compensation programs.


ITEM 9.01  Financial Statements and Exhibits.

(c) Exhibits

       The following exhibit is filed herewith:

Exhibit No.      Description
-----------      -----------
99.1             Press release, dated October 6, 2005, titled "Dolby
                 Laboratories Appoints Kevin Yeaman as New Chief Financial
                 Officer"



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DOLBY LABORATORIES, INC.

                                       By: /s/ Martin A. Jaffe
                                           -------------------------------------
                                           Martin A. Jaffe
                                           Executive Vice President, Business
                                           and Finance


Date: October 6, 2005



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                                  EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------

99.1 Press release, dated October 6, 2005, titled "Dolby Laboratories Appoints Kevin Yeaman as New Chief Financial Officer"